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                            GALAXY NUTRITIONAL FOODS

FOR IMMEDIATE RELEASE:                       CONTACT:
October 16, 2003                             Dawn M. Robert, Investor Relations
                                             Galaxy Nutritional Foods Co.
                                             (407) 854-0433


         GALAXY NUTRITIONAL FOODS FOUNDER & PRESIDENT, ANGELO S. MORINI,
          ANNOUNCES DECISION TO RELINQUISH ROLE IN COMPANY'S OPERATIONS

                     STEPS DOWN AS PRESIDENT & VICE CHAIRMAN
                   REMAINS A DIRECTOR; NAMED CHAIRMAN EMERITUS


ORLANDO, Florida (October 16, 2003) - Galaxy Nutritional Foods (AMEX: GXY), a leading producer of nutritious plant-based dairy alternatives for the retail and foodservice markets, announced that its Founder, Vice-Chairman and President, Angelo S. Morini, has decided to relinquish his role in the daily operations of the Company. He will step down as Vice-Chairman of the Board and as President of the Company and has been named Chairman Emeritus. Mr. Morini will continue as an employee and as an active member of the Company's Board of Directors. He will focus his efforts on special assignments designated to him by the Chairman of the Board.

Angelo Morini has led Galaxy Nutritional Foods since its inception in 1980. Under his leadership and entrepreneurial vision, Galaxy became a leading company in the dairy alternative category. In 1968, Mr. Morini developed a "hot process" method of making cheese and in 1972, became one of the first to market a low fat, cholesterol and lactose free dairy alternative. These healthy dairy alternatives, which contain plant compounds, are now believed to actually reduce total and LDL ("bad") cholesterol levels.

Mr. Morini commented, "I'm proud of what has been accomplished at Galaxy and my role as founder of the company. I believe Galaxy is on course for future success, and the time has come for me to step away from the daily operations and take a more advisory role with the company. I look forward to continuing my role as a member of the Board of Directors and to making my experience and knowledge of our business available to help continue the company's growth."

David H. Lipka, Galaxy's Chairman, stated, "Angelo has been a strong leader for Galaxy. The company is in excellent shape for this transition and we are pleased that Angelo will maintain his position as a member of the Board of Directors as well as an advisory role with the Chairman of the Board."

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ABOUT GALAXY NUTRITIONAL FOODS, INC.

Galaxy Nutritional Foods is the leading producer of great-tasting, health-promoting plant-based dairy and dairy-related alternatives for the retail and foodservice markets. These phytonutrient-enriched products, made from nature's best grains - soy, rice and oats - are low and no fat (no saturated fat and no trans-fatty acids), have no cholesterol, no lactose, are growth hormone and antibiotic free and have more calcium, vitamins and minerals than conventional dairy products. Because they are made with plant proteins, they are more environmentally friendly and economically efficient than dairy products derived solely from animal proteins. Galaxy's products are part of the nutritional or functional foods category, the fastest growing segment of the retail food market. Galaxy brand names include: Galaxy Nutritional Foods(R), Veggie(R), Veggie Nature's Alternative to Milk(R), Veggie Slices(R), Soyco(R), Soymage(R), Wholesome Valley(R), formagg(R), and Lite Bakery(R). For more information, please visit Galaxy's website at www.galaxyfoods.com.

THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES, OR OTHER FACTORS WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THOSE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY UNDERTAKES NO OBLIGATION TO RELEASE PUBLICLY ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT UNANTICIPATED EVENTS OR DEVELOPMENTS.

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